CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent  to the  incorporation  by  reference  of our  report of  Independent
Registered Public Accounting Firm dated March 2, 2006, on the consolidated financial statements of NeoMedia Technologies, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004 included in the Form 10 KSB filed with the Securities and Exchange Commission ("Commission") on March 30, 2006, into this amendment to the registration statement on Form S-3 to be filed with the Commission on or about December 8, 2006.

We also  consent to the  reference  to our firm under the caption  "Experts"  in
matters  of  accounting  and  auditing  in  this   registration   statement  and
prospectus.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS


Los Angeles, California
December 6, 2006